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                                                                       Exhibit 5


                         C.H. Robinson Worldwide, Inc.
                              8100 Mitchell Road
                         Eden Prairie, Minnesota 55344


September 29, 2000

Board of Directors
C.H. Robinson Worldwide, Inc.
8100 Mitchell Road
Eden Prairie, Minnesota 55344

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission relating to $10,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") of C.H. Robinson Worldwide, Inc. (the "Company") under the Robinson Companies Nonqualified Deferred Compensation Plan (the "Plan").

         As Vice President and General Counsel of the Company, I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In such capacity, I have examined the corporate records of the Company, including its Certificate of Incorporation, minutes of all meetings of its directors and stockholders, and other documents which I have deemed relevant or necessary as the basis for my opinions as hereinafter set forth.

         Based upon the foregoing, I am of the opinion that the Deferred Compensation Obligations have been duly authorized and, when created in accordance with the terms of the Plan, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditors' remedies or by general principles of equity.

         My opinions expressed above are limited to the laws of the State of Delaware and the State of Minnesota.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Interests of Named Experts and Counsel" contained in the Registration Statement.

                                        Very truly yours,

                                        /s/ Owen P. Gleason

                                        Owen P. Gleason
                                        Vice President and General Counsel